Exhibit 3.4

AMENDED AND RESTATED CONSTITUTION

OF

INTERNATIONAL SECURITIES EXCHANGE, INC.

(serving also as the Bylaws of the Corporation)

i

ii

iii

AMENDED AND RESTATED CONSTITUTION

OF

INTERNATIONAL SECURITIES EXCHANGE, INC.

* * * * * * * * *

ARTICLE I

Office and Records

Section 1.1 Delaware Office. The principal office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

Section 1.2 Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

Section 1.3 Books and Records. The books and records of the Corporation may be kept at the Corporation’s principal executive offices in New York, New York, or at such other locations within or without the State of Delaware as may from time to time be designated by the Board of Directors, provided the books and records shall always be kept within the United States.

ARTICLE II

Stockholders

Section 2.1 Annual Meeting. The annual meeting of stockholders of the Corporation shall be held on such date and at such time as may be designated by the Board of Directors at the principal executive offices of the Corporation, or at such other place within or without the State of Delaware as may be fixed by the Board of Directors.

Section 2.2 Special Meetings. Subject to the rights of the holders of any series of preferred stock, par value $.01 per share, of the Corporation (the “Preferred Stock”), or any other series or class of stock of the Corporation, to elect additional directors under circumstances specified in the Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Certificate of Incorporation”), a special meeting of the holders of stock of the Corporation entitled to vote on any business to be considered at any such meeting may be called only by the Chairman of the Board of the Corporation or a majority of the Board of Directors for any purpose or purposes, and shall be called by the Secretary of the Corporation at the request of the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would at the time have if there were no vacancies (the “Whole Board”), including no less than fifty percent (50%) of the Non-Industry Directors. The Board of Directors may designate the place of meeting for any special meeting of the stockholders, and if no such designation is made, the place of meeting shall be the principal executive offices of the Corporation.

Section 2.3 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, unless notice is waived as provided in Section 9.1 of this Constitution, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Unless otherwise provided by law, and except as to any stockholder duly waiving notice, the written notice of any meeting shall be given personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given by press release prior to the time previously scheduled for such meeting of stockholders.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.4 Quorum. Except as otherwise provided by law or by the Certificate of Incorporation or by this Constitution, at any meeting of stockholders the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), either present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting, except that, when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the voting power of such class or series entitled to vote shall constitute a quorum for the transaction of such business. To the fullest extent permitted by applicable law, the chairman of the meeting or a majority of the voting power of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or in the case of specified business to be voted on as a class or series, the chairman or a majority of the shares of such class or series entitled to vote which are so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as provided in the last paragraph of Section 2.3 of this Constitution. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of a sufficient number of stockholders to result in less than a quorum.

Section 2.5 Voting. Except as otherwise set forth in the Certificate of Incorporation with respect to the right of any holder of any series of Preferred Stock or any other series or class of stock to elect additional directors under specified circumstances, whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote thereon. Whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders at a meeting, such corporate action shall, except as otherwise required by law or by the Certificate of Incorporation or by this Constitution, be authorized by the affirmative vote of the holders of a majority of the shares of stock present or represented by proxy and entitled to vote with respect to such corporate action.

Except as otherwise provided by law, or by the Certificate of Incorporation, each holder of record of stock of the Corporation entitled to vote on any matter at any meeting of stockholders shall be entitled to one vote for each share of such stock standing in the name of such holder on the stock ledger of the Corporation on the record date for the determination of the stockholders entitled to vote at the meeting.

Upon the demand of any stockholder entitled to vote, the vote for directors or the vote on any other matter at a meeting shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

Section 2.6 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. Every proxy shall be signed by the stockholder or by his duly authorized attorney. Such proxy must be filed with the Secretary of the Corporation or his representative at or before the time of the meeting.

Section 2.7 Notice of Stockholder Business and Non-Industry Director Nominations.

The provisions of this Section 2.7 relating to the nomination of persons for election to the Board of Directors apply only to the nomination of persons to serve as Non-Industry Directors, as defined in Section 3.2(b)(iv), and shall not apply to those persons nominated pursuant to Section 3.10(a) or 5.3(c) to serve as Series B-1, B-2 or B-3 Directors.

(a) Annual Meeting of Stockholders. (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (1) by or at the direction of the Chairman of the Board or the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board (or a committee as designated by the Board of Directors) and (2) by stockholders of the Corporation who (A) are entitled to vote at the meeting with respect to the election of directors or the business to be proposed by such stockholders, as the case may be, (B) comply with the notice procedures set forth in clauses (ii) and (iii) of paragraph (a) of this Section 2.7, (C) are stockholders of record at the time such notice is delivered to the Secretary of the Corporation as provided below and (D) in the case of nomination of persons for election to the Board of Directors, constitute the requisite percentage of stockholders as provided in clause (ii) of paragraph (b) of Section 3.10.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (2) of paragraph (a)(i) of this Section 2.7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for stockholder action under the GCL. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (1) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and a statement that such nominee complies with the requirements set forth in the Certificate of Incorporation; (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 2.7 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty (80) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by paragraph (a)(ii) of this Section 2.7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meeting of Stockholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders called in accordance with Section 2.2, at which directors are to be elected, (1) by or at the direction of the Chairman of the Board or the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board (or a committee as designated by the Board of Directors) and (2) by stockholders of the Corporation who are (A) entitled to vote at the meeting with respect to the election of directors (B) comply with the notice procedures set forth in this paragraph (b), (C) are stockholders of record at the time such notice is delivered to the Secretary of the Corporation as provided below and (D) constitute the requisite percentage of stockholders as provided in clause (ii) of paragraph (b) of Section 3.10. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice as required by paragraph (a)(ii) of this Section 2.7 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(c) General. (i) Only persons who are nominated in accordance with the procedures set forth in this Section 2.7 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.7.

(ii) Except as otherwise provided by law, the Certificate of Incorporation or this Section 2.7, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.7 and, if any proposed nomination or business is not in compliance with this Section 2.7, to declare that such defective nomination or proposal shall be disregarded.

(iii) For purposes of this Section 2.7, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iv) Notwithstanding the foregoing provisions of this Section 2.7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.7. Nothing in this Section 2.7 shall be deemed to affect any rights (1) of stockholders to request inclusion of proposals in the Corporation’s proxy materials with respect to a meeting of stockholders pursuant to Rule 14a-8 under Exchange Act or (2) of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances or to exercise voting rights in connection with specific actions taken by the Corporation.

Section 2.8 Inspectors of Elections; Opening and Closing the Polls. (a) The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector to the best of his or her ability. The inspectors shall have the duties prescribed by the GCL.

(b) The chairman of the meeting shall fix and announce at the meeting the time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

Section 2.9 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either on a reasonably accessible electronic network, provided that information required to gain access to such list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Nothing in this Section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list.

The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.10 No Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specified circumstances or to consent to specific actions taken by the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be taken at an annual or special meeting of the stockholders and may not be taken by any consent in writing by such stockholders.

ARTICLE III

Directors

Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by this Constitution expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by this Constitution required to be exercised or done by the stockholders.

Section 3.2 Number, Tenure, Qualifications and Voting. (a) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances, the number of directors shall be fixed at fifteen (15) and may be changed only with the approval of the requisite vote of the stockholders.

(b) The Board shall be composed as follows:

(i) Two (2) directors shall be officers, directors or partners of Primary Market Makers and shall be elected by the holders of Class B Common Stock, Series B-1, par value $.01 per share (the “Series B-1 Stock”), in the manner set forth in the Certificate of Incorporation (the “Series B-1 Directors”),

(ii) Two (2) directors shall be officers, directors or partners of Competitive Market Makers and shall be elected by the holders of Class B Common Stock, Series B-2, par value $.01 per share (the “Series B-2 Stock”), in the manner set forth in the Certificate of Incorporation (the “Series B-2 Directors”),

(iii) Two (2) directors shall be officers, directors or partners of Electronic Access Members and shall be elected by the holders of Class B Common Stock, Series B-3, par value $.01 per share (the “Series B-3 Stock”), in the manner set forth in the Certificate of Incorporation (the “Series B-3 Directors”),

(iv) Eight (8) directors shall be non-industry representatives and shall be elected by the holders of Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), in the manner set forth in the Certificate of Incorporation (the “Non-Industry Directors”), at least two (2) of whom shall be public representatives (the “Public Directors”), and

(v) One (1) director shall be such person currently holding the office of Chief Executive Officer of the Corporation and shall be elected by the holders of Class A Common Stock.

(c) Each director, other than the Chief Executive Officer, shall hold office for a term of two (2) years. The Chief Executive Officer shall hold office for a term of one (1) year, or such earlier time as such person no longer serves as Chief Executive Officer of the Corporation. The directors elected by each series of Class B Common Stock, the Non-Industry Directors and the Public Directors shall be divided into two classes, and designated as Class I or Class II directors. Subject to the provisions of the Certificate of Incorporation, at each annual meeting of stockholders, the stockholders shall elect, pursuant to the Certificate of Incorporation, the successors to the directors whose terms are expiring. Members of each class shall hold office until their successors shall have been duly elected and qualified. At each succeeding annual meeting of stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the second year following the year of their election, and until their successors are elected and qualified.

(d) Qualifications and other Requirements.

(i) No Member shall have more than one representative elected to the Board during any term.

(ii) The Chief Executive Officer shall serve on the Board until removed pursuant hereto.

(iii) No director elected by any series of Class B Common Stock may serve on the Board of Directors for more than three (3) consecutive terms. Any such director may be eligible for election following a two-year hiatus from the Board of Directors.

Section 3.3 Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specified circumstances, in the event that a director position becomes available, whether through vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, or newly created directorships resulting from any increase in the authorized number of directors, the Nominating Committee, in the case of a vacancy for a Class B Directorship, and the Corporate Governance Committee, in the case of a vacancy for a Non-Industry Directorship, shall nominate, and the Board of Directors shall elect, by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, a person satisfying the qualifications for the class of directors in which there is a vacancy, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which such director has been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

Section 3.4 Resignation. Any director may resign at any time upon written notice to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

Section 3.5 Removal. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specified circumstances, any director may be removed from office in the manner set forth in the Certificate of Incorporation.

Section 3.6 Meetings. Meetings of the Board of Directors, regular or special, may be held at any place within or without the State of Delaware. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. An annual meeting of the Board of Directors shall be held as soon as practicable following each annual meeting of stockholders. The Board of Directors may fix times and places for such annual and additional regular meetings of the Board of Directors and no further notice of such meetings need be given. A special meeting of the Board of Directors shall be held whenever called by the Chairman of the Board or by the Secretary if one (1) Series B-1 Director and one (1) Series B-2 Director shall request such a meeting, or if a majority of the Non-Industry Directors shall request such a meeting, at such time and place as shall be specified in the notice or waiver thereof. The person or persons authorized to call a special meeting of the Board of Directors may fix the place and time of the meetings. Notice of any special meeting shall be given to each director at his business or residence in writing, by electronic mail or by telegram or by telephone communication. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by electronic mail, such notice shall be deemed adequately delivered when the electronic mail is sent at least twenty-four hours before the meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four hours before such meeting. If by facsimile transmission, such notice shall be transmitted at least twenty-four hours before such meeting. If by telephone, the notice shall be given at least twelve hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to this Constitution as provided under Section 11.1 of this Constitution.

Section 3.7 Quorum and Voting. A number of directors equal to at least a majority of the Whole Board, including no less than fifty percent (50%) of the Non-Industry Directors, provided that such requirement shall be deemed satisfied if at least fifty percent (50%) of the Non-Industry Directors are (i) present at or (ii) have waived their attendance for a meeting after receiving an agenda prior to such meeting, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if there be less than a quorum, a majority of the directors present may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned. Except as otherwise provided by law, by the Certificate of Incorporation, or by this Constitution, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.8 Written Consent of Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

Section 3.9 Compensation. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board of Directors.

Section 3.10 Nomination of Directors. (a) (i) Nominees for election of the Series B-1 Directors, Series B-2 Directors and Series B-3 Directors shall be selected by the Nominating Committee as provided in Section 5.3(c) or in this Section 3.10.

(ii) In addition to the nominees for the Series B-1 Directors, Series B-2 Directors and Series B-3 Directors named by the Nominating Committee, persons eligible to serve as such may be nominated for election to the Board by a petition, signed by the holders of not less than five percent (5%) of the outstanding shares of stock of such series or class, as applicable, entitled to elect such person if there are more than eighty (80) shares in the class or series entitled to vote, ten percent (10%) of the outstanding shares of stock of such series or class, as applicable, entitled to elect such person if there are between eighty (80) and forty (40) shares in the class or series entitled to vote, and twenty-five percent (25%) of the outstanding shares of stock of such series or class, as applicable, entitled to elect such person if there are less than forty (40) shares in the class or series entitled to vote. Such petition must be filed with the Secretary at least one month prior to the annual meeting for such year.

(b) (i) Nominees for election of the Non-Industry Directors, including the Public Directors, shall be selected by the Corporate Governance Committee or by the holders of Class A Common Stock in the manner set forth in subparagraph (ii) below. In the event any nominee named by the Corporate Governance Committee withdraws or becomes ineligible, the Corporate Governance Committee may select an additional nominee to replace the withdrawn or ineligible nominee. In making nominations, such committee shall give due consideration to a member’s longevity of service on the Board of Directors and the benefits of rotation of the Non-Industry Directors serving on the Board of Directors.

(ii) In addition to the nominees named by the Corporate Governance Committee, persons may be nominated for election to the Board as Non-Industry Directors by a notice that complies with Section 2.7 and is signed by the holders of not less than twenty percent (20%) of the outstanding shares of Class A Common Stock.

(c) Nominees for Director shall provide the Secretary such information as is reasonably necessary to serve as the basis for a determination of the nominee’s classification as a Non-Industry Director, a Public Director or a Series B-1, B-2 or B-3 Director.

Section 3.11 Interested Directors. (a) No director shall directly or indirectly participate as a member of the Board of Directors or of any committee in any matter which would substantially affect his interest or the interests of any person in whom he is directly or indirectly interested, although interested Directors may be counted in determining the presence of a quorum at the meeting of the Board of Directors or of a committee which authorizes actions with respect to such matter.

(b) An interested director shall disqualify himself or shall be disqualified by a vote of the Board of Directors or the chairman of any committee.

(c) For purposes of this Section, a Director is not personally interested by reason of being or having been a member of a committee which has made prior inquiry, examination or investigation of the subject under consideration, nor in the determination of matters that may affect the stockholders as a whole or certain classes or series of stockholders, and Series B-1, Series B-2 and Series B-3 Directors shall not be prohibited from participating in such determination by reason of their participation in the normal course of the conduct of Exchange business.

Section 3.12 Chairman of the Board. The Chairman of the Board shall be a Non-Industry Director who is appointed by the affirmative vote of at least two-thirds of the directors then in office. The Chairman of the Board shall serve as such for a term of one (1) year. The Chairman of the Board shall have the authority provided in this Constitution and the Rules, but shall not be an officer of the Corporation. The Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors.

Section 3.13 Vice Chairman of the Board. The Vice Chairman of the Board shall be appointed from among the directors by the affirmative vote of at least two-thirds of the directors then in office. The Vice Chairman of the Board shall serve as such for a term of one (1) year. In the case of the absence or inability of the Chairman of the Board to act, or a vacancy in the office of the Chairman of the Board, the Vice Chairman of the Board shall exercise the powers and discharge the duties of the Chairman of the Board, unless determined otherwise by the Board of Directors. The Vice Chairman of the Board shall have the authority provided in this Constitution and the Rules, but shall not be an officer of the Corporation.

ARTICLE IV

Officers

Section 4.1 Officers. The Board of Directors shall elect a President, a Secretary and a Treasurer, and one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. The President shall be the Chief Executive Officer of the Corporation. All officers elected by the Board of Directors shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV, together with such other powers and duties as from time to time may be conferred by the Board of Directors or any committee thereof. Any number of such offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The Board of Directors may appoint, and may delegate power to appoint, such other officers, agents and employees as it may deem necessary or proper, who shall hold their offices or positions for such terms, have such authority and perform such duties as may from time to time be determined by or pursuant to authorization of the Board of Directors.

Section 4.2 Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be accomplished at such meeting, such election shall be accomplished as soon thereafter as convenient. Subject to Section 4.3 of this Constitution, each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until such officer shall resign.

Section 4.3 Resignation and Removal. Any officer may resign at any time upon written notice to the Corporation. Any elected officer may be removed by a majority of the members of the Whole Board, with or without cause, at any time. Such removal shall be without prejudice to a person’s contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not itself create contract rights.

Section 4.4 Compensation and Bond. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his control. The Corporation may secure the fidelity of any or all of its officers, agents or employees by bond or otherwise.

Section 4.5 Qualification. The officers of the Corporation shall not be holders of Class B Common Stock nor affiliated with a Member.

Section 4.6 Chief Executive Officer. (a) The Chief Executive Officer shall be appointed by the Board of Directors pursuant to Section 4.1 and shall be nominated for a directorship by virtue of his office.

(b) The Chief Executive Officer shall manage the affairs of the Exchange and shall be the representative of the Corporation in all public matters.

(c) The Chief Executive Officer shall not engage in any other occupation during his incumbency except with the approval of the Board of Directors.

(d) The Chief Executive Officer may be removed by a vote of two-thirds of the Directors then in office, exclusive of the Chief Executive Officer, in the event that he refuses, fails, neglects or is unable to discharge his duties or for any cause affecting the best interests of the Corporation.

(e) In the case of temporary absence or inability to act, the Chief Executive Officer may designate any other officer to assume all the functions and discharge all the duties of the Chief Executive Officer. Upon his failure to do so, or if the office of Chief Executive Officer is vacant, any officer so designated by the Board of Directors shall perform the functions and duties of the Chief Executive Officer.

Section 4.7 President. The President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe.

Section 4.8 Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe.

Section 4.9 Treasurer. The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositaries as the Board of Directors may authorize. He may endorse all commercial documents requiring endorsements for or on behalf of the Corporation, may sign all receipts and vouchers for payments made to the Corporation and may disburse funds in accordance with the Rules or as directed by the Board of Directors. He shall have all such further powers and duties as generally are incident to the position of Treasurer or as may be assigned to him by the Board of Directors.

Section 4.10 Secretary. The Secretary shall record all the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose and shall also record therein all action taken by written consent of directors in lieu of a meeting. He shall determine whether a nominee for either Director or a prospective committee member meets the required qualifications for such a position and shall review the qualifications of such persons at least annually. He shall attend to the giving and serving of all notices of the Corporation. He shall have custody of the seal of the Corporation and shall attest the same by his signature whenever required. He shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct, but he may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the Board of Directors. He shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to him by the Board of Directors.

Section 4.11 Assistant Treasurers. In the absence or inability to act of the Treasurer, any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him.

Section 4.12 Assistant Secretaries. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him.

Section 4.13 Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

ARTICLE V

Committees

Section 5.1 Designation of Committees of the Board of Directors. (a) The Board of Directors may from time to time designate one or more committees of the Board of Directors (the “Board Committees”). The Board of Directors may designate one or more directors as alternate members of any Board Committee, who may replace any absent or disqualified member at any meeting of the Board Committee. The resolution of the Board of Directors may, in addition or alternatively, provide that in the absence or disqualification of a member of a Board Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such Board Committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except with respect to those matters referred to in Section 5.2(c) of this Constitution and as otherwise provided by law. Unless the resolution of the Board of Directors expressly so provides, no such Board Committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such Board Committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise set forth herein or as provided by the Board of Directors, a majority of any such Board Committee (or the member thereof, if only one) shall constitute a quorum for the transaction of business, and the vote of a majority of the members of such Board Committee present at a meeting at which a quorum is present shall be the act of such Board Committee. Any or all members of any such Board Committee may be removed, with or without cause, by resolution of the Board of Directors.

(b) A committee or subcommittee, other than a Board Committee, may consist of industry and non-industry representatives that are not directors. Such committee members may be appointed by the Board of Directors or the Board of Directors may delegate such authority. Each prospective committee member who is not a director shall, upon request, provide the Secretary of the Corporation with such information as is reasonably requested in order to verify that the prospective committee member meets any specified qualifications.

(c) Members of any committee, including a Board Committee, appointed to such committee by the Board of Directors, may only be removed by the Board of Directors.

Section 5.2 Executive Committee. (a) The Executive Committee shall consist of six (6) directors, including the Chairman of the Board, the Vice Chairman of the Board and the Chief Executive Officer. At least three (3) of the members of the Executive Committee shall be Non-Industry Directors, at least one (1) of whom shall be a Public Director. The Board shall appoint the members of the Executive Committee in accordance with this Section 5.2.

(b) The Chairman of the Executive Committee shall be the Chief Executive Officer of the Corporation.

(c) The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors except that the Executive Committee shall not have the powers of the Board of Directors with respect to approving any merger, consolidation, sale of substantially all of the assets or dissolution of the Corporation.

(d) At all meetings of the Executive Committee, a quorum for the transaction of business shall consist of a majority of the Executive Committee.

(e) When a quorum is present at a meeting of the Executive Committee, a majority of such Committee members shall have the power to decide any question that may come before such meeting.

Section 5.3 Nominating Committee. (a) The Nominating Committee shall not act as a committee of the Board, but rather shall be a committee of the Corporation. The Nominating Committee shall be composed of one (1) Series B-1 Common Stock representative, one (1) Series B-2 Common Stock representative and one (1) Series B-3 Common Stock representative. No officer or employee of the Corporation shall serve on the Nominating Committee. Not less than 30 days, but not more than 45 days, prior to each annual meeting of stockholders, the Nominating Committee shall select nominees for each Class B directorship to be filled. The Board shall appoint the members of the Nominating Committee in accordance with this Section 5.3.

(b) A member of the Nominating Committee may not simultaneously serve on the Board of Directors, unless such member is in the final year of his term as Director and does not stand for reelection to the Board of Directors until such time as he is no longer a member of the Nominating Committee.

(c) The Nominating Committee shall nominate persons for election to the Board of Directors as the Series B-1 Directors, Series B-2 Directors and Series B-3 Directors by the stockholders during the annual election meeting pursuant to the following:

(1) The Nominating Committee shall meet on such dates and at such times as determined by the Committee for the purpose of selecting not less than one (1) nominee for each expiring term and vacancy on the Board of Directors for the Series B-1 Directors, Series B-2 Directors and Series B-3 Directors.

(2) The Nominating Committee will accept recommendations of nominations for an expiring term or vacancy of a Series B-1 Director, Series B-2 Director or Series B-3 Director from the stockholders entitled to elect such person as provided for in Section 3.10(a).

(3) In the event any nominee named by the Nominating Committee withdraws or becomes ineligible, the Nominating Committee may select an additional nominee to replace the withdrawn or ineligible nominee.

(d) At all meetings, a quorum for the transaction of business shall consist of a majority of the members of the Nominating Committee. In the absence of a quorum, a majority of the committee members present may adjourn the meeting until a quorum is present.

Section 5.4 Corporate Governance Committee. The Corporate Governance Committee shall consist of three (3), and no more than eight (8), Non-Industry Directors, each of whom shall meet the requirements established in the Corporate Governance Committee charter. The Board of Directors shall adopt a charter setting forth the responsibilities of the Corporate Governance Committee.

Section 5.5 Finance & Audit Committee. (a) The Finance & Audit Committee shall consist of three (3), and no more than five (5), Non-Industry Directors, each of whom shall meet the requirements established in the Finance & Audit Committee charter. The Board of Directors shall adopt a charter setting forth the responsibilities of the Finance & Audit Committee.

(b) At all meetings of the Finance & Audit Committee, a quorum for the transaction of business shall consist of a majority of the Finance & Audit Committee. In the absence of a quorum, a majority of the Committee members present may adjourn the meeting until quorum is present.

Section 5.6 Compensation Committee. The Compensation Committee shall consist of three (3), and no more than five (5), Non-Industry Directors, each of whom shall meet the requirements established in the Compensation Committee charter. The Board of Directors shall adopt a charter setting forth the responsibilities of the Compensation Committee.

Section 5.7 Conduct of Proceedings. Except as otherwise provided in this Constitution, the Rules or by resolution of the Board of Directors, each Committee may determine the manner in which its proceedings shall be conducted.

ARTICLE VI

Indemnification and Insurance

Section 6.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or a person of whom he is the legal representative is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such indemnitee in connection therewith; provided, however, that except as provided in Section 6.3 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

Section 6.2 Right to Advancement of Expenses. The right to indemnification conferred in Section 6.1 shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the GCL requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 6.2 or otherwise.

Section 6.3 Right of Indemnitee to Bring Suit. If a claim under Section 6.1 or Section 6.2 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right of an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the GCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation.

Section 6.4 Non-Exclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of this Constitution, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

Section 6.6 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 6.7 Contract Rights. The rights to indemnification and to the advancement of expenses conferred in Section 6.1 and Section 6.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

ARTICLE VII

Common Stock

Section 7.1 Certificates. Certificates for stock of the Corporation shall be in such form as shall be approved by the Board of Directors and shall be signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Such certificates may be sealed with the seal of the Corporation or a facsimile thereof. Any of or all the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The Board of Directors may provide by resolution or resolutions that all or some of any class or series of stock of the Corporation shall be uncertificated shares. Within a reasonable time following the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owner thereof any written notice prescribed by the GCL.

Section 7.2 Transfers of Stock. Transfers of stock shall be made only upon the books of the Corporation by the holder, in person or by a duly authorized attorney, and on the surrender of the certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with the Certificate of Incorporation and this Constitution and the GCL, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board of Directors may appoint one or more transfer agents or registrars of transfers, or both, and may require all stock certificates to bear the signature of either or both.

Section 7.3 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. The Board of Directors may require such owner to satisfy other reasonable requirements as it deems appropriate under the circumstances.

Section 7.4 Stockholder Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If no record date is fixed by the Board of Directors, (l) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

ARTICLE VIII

Seal

Section 8.1 Seal. The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE IX

Waiver of Notice

Section 9.1 Waiver of Notice. Whenever notice is required to be given to any stockholder or director of the Corporation under any provision of the GCL or the Certificate of Incorporation or this Constitution, a written waiver thereof, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. In the case of a stockholder, such waiver of notice may be signed by such stockholder’s attorney or proxy duly appointed in writing. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE X

Checks, Notes, Drafts, Etc.

Section 10.1 Checks, Notes, Drafts, Etc. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors or a duly authorized committee thereof may from time to time designate.

ARTICLE XI

Amendments

Section 11.1 Amendments. This Constitution may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided that notice of the proposed change was given in the notice of the meeting and, in the case of the Board of Directors, in a notice given no less than twenty-four hours prior to the meeting; provided, however, that, in the case of amendments by stockholders, notwithstanding any other provisions of this Constitution or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law, the Certificate of Incorporation or this Constitution, the affirmative vote of the holders of at least a majority of the voting power with respect thereto, either present or represented by proxy, voting together as a single class, shall be required to alter, amend or repeal any provision of this Constitution.

ARTICLE XII

Regulation

Section 12.1 Rulemaking. The Board of Directors may, by the affirmative vote of a majority of the entire Board of Directors, which must include the affirmative vote of either (i) at least one (1) Series B-1 Director and at least one (1) Series B-2 Director, or (ii) at least five (5) Non-Industry Directors, adopt, amend or repeal such Rules as it may deem necessary or proper, including, but not limited to, Rules with respect to:

(a) The trading of securities on the Exchange;

(b) The access of Members to and the conduct of such Members with the Exchange System and their use of System facilities;

(c) Insolvency of the Members;

(d) The partners, officers, directors, stockholders and employees of Members;

(e) The business conduct of Members;

(f) The business connections of Members, and their association with or domination by or over corporations or other persons engaged in the securities business;

(g) Capital requirements for Members;

(h) The arbitration of disputes, claims and controversies between Members and procedures relating thereto;

(i) Transfers of shares of Class B Common Stock and disposition of the proceeds of such transfers; and

(j) The conduct and procedure for disciplinary hearings and reviews therefrom.

Section 12.2 Supervision. The Board of Directors shall have general supervision over the examination of Members and associated persons in connection with their conduct of business related to being a Member of the Exchange.

(a) The Board of Directors may examine the business conduct and financial condition of Members and associated persons.

(b) The Board of Directors may adopt Rules with respect to the Exchange’s supervision over partnership and corporate arrangements and over officers of Members, as well as with respect to the employment, compensation and duties of such employees as it may deem appropriate.

(c) The Board of Directors shall supervise all matters relating to the collection, dissemination and use of quotations and of reports of prices on the Exchange.

(d) The Board of Directors shall have the power to approve or disapprove any connection or means of communication with the Exchange and may require the discontinuance of any such connection or means of communication.

Section 12.3 Securities. The Board of Directors may approve the admission of securities for trading on the Exchange or may remove the same from trading on the Exchange.

Section 12.4 Penalties. The Board of Directors may prescribe and impose penalties for violations of this Constitution or Rules for neglect or refusal to comply with orders, directions or decisions of the Board of Directors, or for any other offenses against the Exchange.

ARTICLE XIII

Provisions Regarding Class B Common Stock, Members and Trading Privileges

Section 13.1 Series B-1 Stock.

(a) Each share of Series B-1 Stock shall have the trading rights and privileges set forth herein and in the Rules for its Primary Market Makers. A holder of Series B-1 Stock shall (i) exercise the trading rights and privileges associated with a share of Series B-1 Stock if such holder is approved as a Primary Market Maker under this Constitution and the Rules, or (ii) lease the trading rights and privileges to an entity that is approved as a Primary Market Maker under this Constitution and the Rules.

(b) Each Primary Market Maker shall be the holder of one or more shares of Series B-1 Stock, or be the lessee of trading rights associated with one or more shares of Series B-1 Stock. Each share of Series B-1 Stock shall entitle a Primary Market Maker, who meets the Corporation’s eligibility criteria and is in good standing, to enter quotations and orders into the Exchange’s System for such Member’s own account and to perform other functions specified in the Rules to facilitate execution and handling of orders placed into the Exchange’s System with respect to options classes allocated by the Exchange as provided in the Rules. Each such Member shall also be permitted to effect proprietary transactions in other options classes traded on the Exchange pursuant to the Rules.

(c) A share of Series B-1 Stock and/or the trading privileges associated with a share of Series B-1 Stock shall be transferable by the holder of such share or, in the case of leased trading privileges, with such holder’s permission, but only upon the approval of the Exchange as provided in this Constitution and the Rules.

Section 13.2 Series B-2 Stock.

(a) Each share of Series B-2 Stock shall have the trading rights and privileges as set forth herein and in the Rules for its Competitive Market Makers. A holder of Series B-2 Stock shall (i) exercise the trading rights and privileges associated with a share of Series B-2 Stock if such holder is approved as a Competitive Market Maker under this Constitution and the Rules, or (ii) lease the trading rights and privileges to an entity that is approved as a Competitive Market Maker under this Constitution and the Rules.

(b) Each Competitive Market Maker shall be the holder of one or more shares of Series B-2 Stock, or a lessee of the trading rights associated with one or more shares of Series B-2 Stock. Each share of Series B-2 Stock shall entitle a Competitive Market Maker, who meets the Corporation’s eligibility criteria and is in good standing, to enter quotations and orders into the Exchange’s System for such Member’s own account with respect to options classes allocated by the Exchange as provided in the Rules. Each such Member shall also be permitted to effect proprietary transactions in other options classes traded on the Exchange pursuant to the Rules.

(c) A share of Series B-2 Stock and/or the trading privileges associated with a share of Series B-2 Stock shall be transferable by the holder of such share or, in the case of leased trading privileges, with such holder’s permission, but only upon the approval of the Exchange as provided in this Constitution and the Rules.

Section 13.3 Series B-3 Stock.

(a) Each holder of a share of Series B-3 Stock shall be an Electronic Access Member and shall have the trading rights and privileges as set forth herein and in the Rules for its Electronic Access Members so long as it meets the Corporation’s eligibility criteria and is in good standing. Each such Member shall be entitled to (i) enter orders into the Exchange’s System, and/or (ii) clear Exchange Transactions.

(b) The trading privileges associated with the Series B-3 Stock shall not be transferable. A holder of Series B-3 Stock may withdraw from the Exchange upon the approval of the Exchange, which shall be given upon a determination that the holder of Series B-3 Stock has satisfied all obligations to the Exchange. Upon such approval, the Corporation shall be required to purchase the shares of Series B-3 Stock from such holder at par value.

Section 13.4 Lessee Members.

(a) A holder of Series B-1 Stock or Series B-2 Stock in good standing may lease the trading rights and privileges associated with such shares to an approved Member of the Exchange as provided in Sections 13.1 and 13.2 hereof, subject to and in accordance with such rules and procedures as may be adopted by the Board of Directors.

(b) Except with respect to the Core Rights, as defined in the Certificate of Incorporation of the Corporation, which such voting rights shall remain with the lessor, under a lease agreement, the lessor may retain voting rights with respect to the shares of Series B-1 Stock or Series B-2 Stock or may transfer such voting rights to the lessee; provided, however, that if the lessor is a Founder, the voting rights associated with shares of Series B-1 Stock and Series B-2 Stock, other than with respect to the Core Rights, shall automatically be transferred to the lessee.

Section 13.5 Approval of Class B Holders. Each holder of a share of Class B Common Stock must be approved by the Exchange with respect to each share held by such holder. Any holder of Class B Common Stock approved by the Exchange shall not be deemed a Member of the Exchange unless such holder has also been approved to exercise trading rights and privileges in accordance with this Constitution and the Rules. The good standing of a holder of Class B Common Stock may be suspended, terminated or otherwise withdrawn, as provided in the Rules, if any of the requirements for approval set forth therein cease to be maintained, or if such holder violates any agreements with the Exchange or any of the provisions of this Constitution or the Rules.

Section 13.6 Eligibility for Trading Privileges; Members. Members of the Exchange shall be corporations, partnerships or limited liability companies that meet the requirements for approval as stated in this Constitution and the Rules. Except as otherwise provided in this Constitution and the Rules, such Members must have as the principal purpose of their ownership of Class B Common Stock, or lease of the trading rights and privileges associated with the Series B-1 Stock or Series B-2 Stock, the conduct of a public securities business as defined in the Rules. The good standing of a Member may be suspended, terminated or otherwise withdrawn, as provided in the Rules, if any of said conditions for approval cease to be maintained or such Member violates any of its agreements with the Exchange or any of the provisions of this Constitution or the Rules. Unless such a Member is in good standing, the Member shall have no rights or trading privileges except as otherwise provided by law, this Constitution or the Rules, shall not hold itself out for any purpose as a Member of the Exchange, and shall not deal with the Exchange on any basis except as an entity without trading privileges.

Section 13.7 Membership Agreement . No Member shall be entitled to any privileges thereof until such Member has agreed to be bound by this Constitution and the Rules by execution of a Membership Agreement. By such agreement such Member pledges to abide by the same as it has been or shall be from time to time amended.

Section 13.8 Registration of Individual Memberships for Organizations. Every individual holder of Class B Common Stock or applicant who is or intends to become an executive officer, director, principal shareholder or general partner of an organization engaged or proposed to engage in business as a Member on the Exchange may apply to register his shares for such organization. Additional individual holders of Class B Common Stock may register their shares for such an organization in accordance with the Rules. Registration of an individual holder of Class B Common Stock for an organization may be withdrawn by the Exchange for any reason that would justify withdrawal of the approval of either the individual, as a holder of Class B Common Stock, or the Member in relation to its trading privileges.

Section 13.9 Acquisition and Transfer of Shares of Class B Common Stock. Shares of Class B Common Stock may only be offered for sale and transferred by the owners thereof, or under certain circumstances by the Exchange, as provided in the Rules or in this Constitution.

ARTICLE XIV

Definition of Terms

Section 14.1 Definitions. When used in this Constitution, unless the context otherwise requires:

(a) The term “affiliate” of a person or “affiliated with” another person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, another person.

(b) The term “Class B Common Stock” means all series of Class B Common Stock, par value $.01 per share, of the Corporation.

(c) The term “Competitive Market Maker” means a Member of the Exchange that is approved to exercise trading privileges associated with Series B-2 Stock.

(d) The term “Commission” means the United States Securities and Exchange Commission.

(e) The term “Constitution” means this Amended and Restated Constitution as may be further amended from time to time.

(f) The term “control” means the power to exercise a controlling influence over the management or policies of a person, unless such power is solely the result of an official position with such person. Any person who owns beneficially, directly or indirectly, more than twenty percent (20%) of the voting power in the election of directors of a corporation, or more than twenty-five percent (25%) of the voting power in the election of directors of any other corporation which directly, or through one or more affiliates, owns beneficially more than twenty-five percent (25%) of the voting power in the election of directors of such corporation, shall be presumed to control such corporation.

(g) The term “Electronic Access Member” means a Member that is approved to exercise trading privileges associated with Series B-3 Stock.

(h) The term “Exchange” means the Corporation and, where the context requires, a predecessor of the Corporation.

(i) The term “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder.

(j) The term “Exchange Transaction” means a transaction executed on or through the facilities of the Exchange.

(k) The term “Founder” means a person or entity that purchased the former Class A or Class B Memberships directly from the Exchange on or prior to August 1, 1998, but only with respect to his or its ownership of such memberships.

(l) The term “GCL” means the General Corporation Law of the State of Delaware.

(m) The term “good standing” means that a holder of Class B Common Stock is not delinquent respecting Exchange dues, fees or other charges and is not suspended or barred from the Exchange or from association with a holder of Class B Common Stock either by the Exchange or by means of a statutory disqualification.

(n) The terms “he”, “him” or “his” shall be deemed to refer to persons of female as well as male gender, and to include organizations, as well as individuals, when the context so requires.

(o) The term “industry representative” means a person who is an officer, director or employee of a broker or dealer or who has been employed in any such capacity at any time within the prior three (3) years, as well as a person who has a consulting or employment relationship with or has provided professional services to the Exchange and a person who had any such relationship or provided any such services to the Exchange at any time within the prior three (3) years.

(p) The term “Member” means an organization that has been approved to exercise trading rights associated with Class B Common Stock.

(q) The term “non-industry representative” means any person that would not be considered an “industry representative,” as well as (i) a person affiliated with a broker or dealer that operates solely to assist the securities-related activities of the business of non-member affiliates, (ii) an employee of an entity that is affiliated with a broker or dealer that does not account for a material portion of the revenues of the consolidated entity, and who is primarily engaged in the business of the non-member entity.

(r) The term “person associated with a holder” or an “associated person” means any partner, officer, director, or branch manager of a holder of Class B Common Stock (or any person occupying a similar status or performing similar functions), any person directly or indirectly controlling, controlled by, or under common control with such holder of Class B Common Stock, or any employee of such holder of Class B Common Stock.

(s) The term “Primary Market Maker” means a Member of the Exchange that is approved to exercise the trading privileges associated with Series B-1 Stock.

(t) The term “public representative” means a non-industry representative who has no material business relationship with a broker or dealer or the Exchange.

(u) The term “Rules” means the rules of the Exchange as adopted or amended from time to time.

(v) The “System” means the electronic system operated by the Exchange that receives and disseminates quotes, executes orders and reports transactions.